EXHIBIT 10.3


                             SAGENT TECHNOLOGY, INC.
                               SECURITY AGREEMENT

            This SECURITY AGREEMENT dated as of April 15, 2003 (as amended, modified or otherwise supplemented from time to time, this "Security Agreement") is executed by Sagent Technology, Inc., a Delaware corporation with its principal executive offices at 800 West El Camino Real, Suite 300, Mountain View, California 94040 ("Debtor"), in favor of Group 1 Software, Inc., a Delaware corporation with its principal executive offices at 4200 Parliament Place, Suite 600, Lanham, Maryland, 20706 ("Secured Party").

                                    RECITALS

            A. Pursuant to a Note Purchase Agreement dated as of the date hereof between Debtor and Secured Party (the "Note Purchase Agreement"), Debtor will issue to Secured Party, subject to the terms and conditions set forth in the Note Purchase Agreement, one or more secured promissory notes in the aggregate principal amount not to exceed $7,000,000 (collectively, the "Notes").

            B. In order to induce Secured Party to extend the credit evidenced by the Notes, Debtor has agreed to enter into this Security Agreement and to grant to Secured Party the security interest in the Collateral described below, subject to the terms and conditions set forth in this Security Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

            1. Definitions. When used in this Security Agreement, the following terms have the following respective meanings:

            "Accounts" means "accounts" as such term is defined in the UCC.

            "Collateral" has the meaning given to that term in Section 3 hereof.

            "Obligations" means all loans, advances, debts, liabilities and obligations owed by Debtor to Secured Party pursuant to the terms of the Notes and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Debtor thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest), and whether or not allowed or allowable as a claim in any such proceeding.

            "UCC" means the Uniform Commercial Code as in effect in the State of California and State of Delaware from time to time, as applicable. All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

            2. Term and Termination.

            (a) Term. The term of this Security Agreement shall begin on the date stated above and shall continue and be binding upon Debtor until all the Obligations have been indefeasibly fully paid and satisfied in accordance with the terms hereof and of the Notes.

            (b) Termination Statement. Upon payment in full of the Obligations, Secured Party shall, upon request, deliver to Debtor a termination statement releasing the Collateral from the liens created by this Agreement and do all further acts and execute and deliver all instruments and documents necessary to terminate the security interests granted herein.

            3. Grant of Security Interest. Subject to the terms and conditions of this Security Agreement, as security for the Obligations, Debtor pledges to Secured Party and grants to Secured Party a security interest in all right, title and interests of Debtor in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the "Collateral"). Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include any property, rights or licenses to the extent the granting of a security interest therein (i) would be contrary to applicable law, (ii) is prohibited by or would constitute a default under any agreement or document governing such property, rights or licenses (but only to the extent such prohibition is enforceable under applicable law), or (iii) the outstanding capital stock of a "controlled foreign corporation" (as defined in the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote.

            4. Representations and Warranties. Debtor represents and warrants to Secured Party that:

            (a) Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof). There are no Liens on any of the Collateral, other than Permitted Liens;

            (b) Upon the filing of UCC-1 financing statements in the appropriate filing offices, Secured Party will have (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens;

            (c) All accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; and

            (d) All Collateral consisting of tangible personal property is located at the Company's offices listed on Attachment 2, except for Collateral which is mobile by nature.

            5. Covenants Relating to Collateral. Debtor hereby covenants and agrees:

            (a) Subject to the terms of the Pledge Agreement, to perform all acts that may be necessary (including such actions as Secured Party may reasonably request) to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the perfection and priority of such Lien, except for Permitted Liens, it being agreed and understood that Debtor is not required to obtain account control agreements in favor of Secured Party;

            (b) Not to create or suffer to exist any Lien upon any Collateral, except Permitted Liens;

            (c) Not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral;

            (d) To pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral;

            (e) Without written notice to Secured Party, (i) not to change Debtor's name, place of business (or, if Debtor has more than one place of business, its chief executive office), location of any material portion of the Collateral or the office in which Debtor's records relating to accounts receivable and payment intangibles are kept, (ii) not to change Debtor's state of incorporation;

            (f) To procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof;

            (g) Not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except Permitted Liens; provided that Debtor may sell, lease, transfer, license or otherwise dispose of any of the Collateral in the ordinary course of business consisting of (i) the sale of inventory, (ii) sales of worn-out or obsolete equipment, (iii) non-exclusive licenses and similar arrangements for the use of the property of Debtor and (iv) the sale or factoring of the promissory notes that were issued to the Company by former employees of the Company;

            (h) To collect, enforce and receive delivery of the accounts receivable and payment intangibles in accordance with past practice until otherwise notified by Secured Party;

            (i) To maintain, at its expense, insurance policies insuring the Collateral against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks, such policies to (i) be of a type and in coverage amounts as are customary to businesses similar to Company's and (ii) name Secured Party as loss payee thereunder;

            (j) To comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral; and

            (k) To permit Secured Party and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Debtor and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Debtor's affairs, finances and accounts with its directors and officers.

            6. Default.

            (a) Default. Debtor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).

            (b) Remedies Upon Default. Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to:

            (i) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that the Security Party reasonably considers advisable;

            (ii) Make such payments and do such acts as Secured Party considers necessary or reasonable to protect its security interest in the Collateral. Debtor agrees to assemble the Collateral if Secured Party so requires, and to make the Collateral available to Secured Party in a mutually convenient location as Secured Party may designate. Debtor authorizes Secured Party to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or Lien, which in Secured Party's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of the Debtor's owned or leased premises, the Debtor hereby grants Secured Party a license to, upon the occurrence and continuance of an Event of Default, enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Secured Party's rights or remedies provided herein, at law, in equity or otherwise;

            (iii) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral. Secured Party is hereby granted a license or other right, solely pursuant to the provisions of this Section 6(b), to use, without charge, the Debtor's intellectual property, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and, in connection with Secured Party's exercise of its rights under this Section 6(b), Debtor's rights under all licenses and all franchise agreements shall inure to Secured Party's benefit;

            (iv) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor's premises) in a commercially reasonable manner, and apply any proceeds to the Obligations in whatever manner or order Secured Party deems appropriate;

            (v) Credit bid and purchase at any public sale in accordance with the UCC or comparable law of any jurisdiction; and

            (vi) Notify any Person owing funds to the Debtor of Secured Party's security interest in such funds and verify the amount of such Account and Debtor agrees to collect all amounts owing to Debtor for Secured Party, receive in trust all payments as Secured Party's trustee and immediately deliver such payments to Secured Party in their original form as received from the account debtor, with proper endorsements for deposit.

            Any deficiency that exists after disposition of the Collateral as provided above will remain due and payable pursuant to the terms of the Notes.

            (c) Power of Attorney. Effective only during the existence of an Event of Default, Debtor hereby irrevocably appoints Secured Party (and any of Secured Party's designated officers or employees) as Debtor's true and lawful attorney to:

            (i) send requests for verification of Accounts or notify account debtors of Secured Party's security interest in the Accounts;

            (ii) endorse Debtor's name on any checks or other forms of payment or security that may come into Secured Party's possession;

            (iii) sign Debtor's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts and notices to account debtors;

            (iv) after acceleration of the Obligations, dispose of any Collateral;

            (v) make, settle and adjust all claims under and decisions with respect to Debtor's policies of insurance;

            (vi) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Secured Party determines to be reasonable;

            (vii) after acceleration of the Obligations, to transfer the Intellectual Property into the name of Secured Party or a third party to the extent permitted under the UCC; and

            (viii) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided that Secured Party may exercise such power of attorney to sign the name of Debtor on any of the documents described in
      Section 8 of this Security Agreement regardless of whether an Event of Default has occurred.

            The appointment of Secured Party as Debtor's attorney-in-fact, and each and every one of Secured Party's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully satisfied and performed.

            7. Material Adverse Effect. In the event that there shall have occurred any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect, then Secured Party shall have the right to take any and all actions as are reasonably necessary to protect Secured Party's interest in the Collateral, including the right to:

            (a) Make such payments and do such acts as Secured Party considers necessary or reasonable to protect its security interest in the Collateral;

            (b) Notify any Person owing funds to the Debtor of Secured Party's security interest in such funds and verify the amount of such Account; and Debtor agrees to collect all amounts owing to Debtor for Secured Party, receive in trust all payments as Secured Party's trustee and immediately deliver such payments to Secured Party in their original form as received from the account debtor, with proper endorsements for deposit; and

            (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that the Security Party reasonably considers advisable.

            8. Authorization to File; Delivery of Additional Documentation Required. Debtor authorizes Lender to file financing statements without notice to Company, with all appropriate jurisdictions, as Lender deems appropriate, in order to perfect or protect Lender's security interest in the Collateral. The Company shall execute and deliver to Lender, at the request of Lender, all documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under the Transaction Documents.

            9. Miscellaneous. (a) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed or delivered by courier to each party as follows:

            if to Secured Party, to;

                  Group 1 Software, Inc.
                  4200 Parliament Place, Suite 600
                  Lanham, Maryland, 20706
                  Tel: (301) 918-0400
                  Fax: (301) 918-0430
                  Attention: General Counsel

            with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, New York 10038
                  Tel: (212) 504-6057
                  Fax: (212) 504-6666
                  Louis J. Bevilacqua, Esq.

            or if to Debtor, to;

                  Sagent Technology, Inc.
                  800 West El Camino Real
                  Suite 300
                  Mountain View, CA, 94040
                  Tel: (650) 815-3100
                  Fax: (650) 815-3500
                  Attention: Chief Executive Officer

            with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, CA 94304
                  Tel: (650) 493-9300
                  Fax: (650) 493-6811
                  Attention: Stephen M. Welles, Esq.

            All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the third business day following the deposit with such service; and (b) when faxed, upon confirmation of receipt.

            (b) Nonwaiver. No failure or delay on Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

            (c) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

            (d) Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

            (e) Payments Free of Taxes, Etc. All payments made by Debtor under this Security Agreement shall be made by Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Secured Party, Debtor shall furnish evidence satisfactory to Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

            (f) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

            (g) Headings. Headings in this Security Agreement are for convenience of reference only and are not part of the substance hereof or thereof.

            (h) Construction. Each of this Security Agreement and the Notes are the result of negotiations among, and has been reviewed by, Debtor, Secured Party and their respective counsel. Accordingly, this Security Agreement and the Notes shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Debtor or Secured Party.

            (i) Entire Agreement. This Security Agreement and the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

            (j) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC) THE PARTIES HERETO, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            (k) Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

            [The remainder of this page is intentionally left blank]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

                                       GROUP 1 SOFTWARE, INC.




                                       By: /s/ Mark D. Funston
                                           -----------------------------------
                                           Name:   Mark D. Funston
                                           Title:  Chief Executive Officer


                                       SAGENT TECHNOLOGY, INC.




                                       By: /s/ Andre Boisvert
                                           -----------------------------------
                                           Name:   Andre Boisvert
                                           Title:  Chairman and CEO

                                  ATTACHMENT 1

                              To Security Agreement

            All right, title, interest, claims and demands of Debtor in and to all of its assets and properties including, without limitation, the following:

                  (i) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                  (ii) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor's books relating to any of the foregoing;

                  (iii) All contract rights, general intangibles, health care insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media;

                  (iv) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor (subject, in each case, to the contractual rights of third parties to require funds received by Debtor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor's books relating to any of the foregoing;

                  (v) All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Debtor's books relating to the foregoing;

                  (vi) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof; and

                  (vii) Any Lien obtained by Debtor from any third party as
            security for the payment or enforcement of accounts.

                                  ATTACHMENT 2
                              TO SECURITY AGREEMENT

1.    800 W. El Camino Real, Mountain View, CA

2.    125 TownPark Drive, Suite 300, Kennesaw, GA 30144

3.    Suite 1 of 261032 Hwy 1, Ste 1, Sequim, WA 98382

4.    800 High School Way, Apt. 3, Mountain View, CA 94040

5.    West Oaks Executive Park, 3702 Pender Drive, Suite 350, Suite 350,
      Fairfax, VA

6.    2030 Main St, Ste 1300, Irvine, CA 92614

7.    One O'Hare Centre, 6250 N. River Road, Suite 8005, Rosemont, IL 60018

8.    97 State Route 18 South, Suite 3000, East Brunswick, NJ 08816

9.    4750 Walnut St., Suite 200, Boulder, CO 80301-2538

10.   Building 2, Country Club Estate, Woodlands Drive, Woodmead, 2157 South
      Africa

11. Far East Architects Building 5F, 2-12-2 Nishiazabu, Minato-ku, Tokyo, Japan 106-0031

12.   80 Raffles Place, 36th Floor, UOB Plaza 1, Singapore 048624

13.   100 Longwater Avenue, Green Park, Reading, Berkshire, RG2 6GP United
      Kingdom

14.   103 Rue Pereire, Bat A, 1er Etage, St. Germain en Laye 78105 France

15.   Muenchner Stra(beta)e 11, D-85540 Haar bei Muenchen, Germany

16.   Room 1215 Canway Building, 66 Nan Li Shi Road, Beijing, China 100045

17.   144-27 10th Floor, Bonsol Building, Samsung-Dong, Seoul, Korea

18. Suite 7-5, Level 7, Wisma UOA II, 21 Jalan Pinang, Kuala Lumpur 50450 (closing in May 2003)